UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2003

Date of Report (Date of Earliest Event Reported)

HELIX TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-6866	04-2423640
(Commission File Number)	(I.R.S. Employer Identification No.)

Mansfield Corporate Center
Nine Hampshire Street
Mansfield, Massachusetts	02048-9171
(Address of Principal Executive Offices)	(Zip Code)

(508) 337-5500
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

HELIX TECHNOLOGY CORPORATION

Item 9.  Regulation FD Disclosure

On October 20, 2003, Helix Technology Corporation (the "Company") announced via press release the Company's results for its third quarter ended September 26, 2003. A copy of the Company's press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

The Company has provided in the press release information about the Company's net loss for the three and nine month periods ending September 26, 2003, both including (as required by generally accepted accounting principles (GAAP)) and excluding, a non-cash charge relating primarily to the Company's net deferred tax asset. The net loss information that is provided supplementally (that is a non-GAAP measure) excludes the non-cash charge. Management believes that this presentation is useful to investors in evaluating the Company's operating performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003	By: /s/ Jay Zager______________
Jay Zager
Senior Vice President and
Chief Financial Officer

HELIX TECHNOLOGY CORPORATION

EXHIBIT INDEX
Exhibit
Number	Description of Exhibit

99.1	Third Quarter 2003 Earnings Release dated October 20, 2003